Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Pennsylvania Real Estate Investment Trust:

We consent to the incorporation by reference in the registration statement (File No. 333-155723, as amended, File No. 333-155722, File No. 333-144607, File No. 333-144606, File No. 333-121962, as amended, File No. 333-110926, File No. 333-109849, File No. 333-109848, File No. 333-97679, File No. 333-97337, File No. 333-36626, File No. 333-74693, File No. 333-74695, File No. 333-70157, as amended, File No. 333-48917, as amended) on Form S-3 and (File No. 333-148237, File No. 333-103116, File No. 333-97677, File No. 333-69877, File No. 33-59767, File No. 33-59771, File No. 33-59773) on Form S-8 of Pennsylvania Real Estate Investment Trust of our reports dated March 15, 2010, with respect to the consolidated balance sheets of Pennsylvania Real Estate Investment Trust and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of earnings, equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Pennsylvania Real Estate Investment Trust.

Our report with respect to the consolidated financial statements and financial statement schedule makes reference to the Company changing its method of accounting for noncontrolling interests and exchangeable senior notes due to the adoption of FASB Accounting Standard 160 Noncontrolling Interests in Consolidated Financial Statements and FASB Staff Position 14-1 Accounting For Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), respectively, (included in FASB ASC Topics 805 Business Combinations and 470 Debt, respectively) as of January 1, 2009.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 15, 2010